                                                                     EXHIBIT 9.1


                    VOTING TRUST AGREEMENT FOR THE STOCK OF
                          HEADLANDS MORTGAGE COMPANY,
                        MARIN CONVEYANCING CORPORATION,
                       HEADLANDS INSURANCE AGENCY, INC.

  THIS VOTING TRUST AGREEMENT (the "Trust Agreement") is made and entered into as of the 15th day of September, 1997, between and among HEADLANDS MORTGAGE COMPANY, a California corporation ("HMC"), MARIN CONVEYANCING CORPORATION, a California corporation ("Marin") and HEADLANDS INSURANCE AGENCY, INC., a California corporation ("HIA") (collectively, the "Companies"), each shareholder of the Companies who has executed this Trust Agreement (the "Beneficiary" or "Beneficiaries"), and PETER T. PAUL (the "Voting Trustee"), who is also a Beneficiary and is the Chief Executive Officer and a director of each of the Companies.

                                   RECITALS
                                   --------

  A. Each Beneficiary owns shares of the common stock of HMC, Marin and HIA (collectively, the "Shares"). During the term of this Trust Agreement, the term "Shares" shall be deemed to include: (i) any shares of common stock of HMC, Marin and HIA hereafter acquired by any Beneficiary directly from HMC, Marin or HIA or acquired from another Beneficiary in any non-public transaction at any time; (ii) any securities distributed or issued with respect to the Shares, and
(iii) any securities into which Shares may be converted at any time.

  B. The Beneficiaries have divergent goals in their investment in the Shares and their investment in the Companies. The Jessica M. Paul Irrevocable Trust ("Jessica Irrevocable Trust"), the Peter T. Paul Living Trust ("Peter Living Trust") and Jessica M. Paul Grantor Trust ("Jessica Grantor Trust") wish to hold their Shares for the long term but the Peter Living Trust and the Jessica Grantor Trust wish to be repaid both an unsecured subordinated note dated July 26, 1996, with a face amount of nine million six hundred seventy thousand dollar ($9,670,000) and an unsecured promissory note dated May 21, 1997, with a face amount of seven hundred sixty-eight thousand five hundred ten dollars and sixty-one cents ($768,510.61) owed to them by HMC (collectively the "Subordinated Debt"). The "Hart Family Beneficiaries" consist of Dennis M. Hart, Katherine E. Hart, D. Michael Hart Jr., Elizabeth A. Hart and Christopher K. Hart. The Hart Family Beneficiaries wish to sell some or all of their Shares, depending on the type of transaction.

  C. If HMC, Marin, HIA or all of them engage in an initial public offering, the Hart Family Beneficiaries wish to authorize the Voting Trustee to obtain piggy-back registration rights for future public offerings and to sell at least the following minimum number of Shares of HMC, Marin, HIA or all of them but no more than the following maximum number of Shares, at the best price the underwriter, selected by the Voting Trustee, can achieve:

                             Minimum No. of  Maximum No. of
                                 Shares          Shares
                               to be Sold      to be Sold
                             --------------  --------------

Katherine E. Hart                   25           62.25
D. Michael Hart, Jr.                25           62.25
Elizabeth A. Hart                   25           62.25
Christopher K. Hart                 25           62.25
                                   ---          ------
                Total              100          250.00

  D. If HMC, Marin, HIA or all of them engage in a merger and receive publicly traded stock, the Hart Family Beneficiaries are willing to authorize the Voting Trustee to receive, in exchange for all of the Hart Family Beneficiaries' Shares, an amount equal to the best price the investment banker selected by the Voting Trustee can achieve, payable at least twenty percent (20%) in cash or publicly traded stock or securities, subject to the usual securities restrictions and/or restrictions necessary to accomplish a pooling of interests, and the balance in debt instruments, securities, or contractual rights, payable over six (6) years at an interest rate at least equal to floating one year LIBOR plus one percent (1%).

  E. In the event of a sale of at least eighty percent (80%) of the Shares of HMC, Marin, HIA or all of them to a buyer, the Hart Family Beneficiaries are willing to authorize the Voting Trustee to receive, in exchange for all of the Hart Family Beneficiaries' Shares, an amount equal to the best price the investment banker selected by the Voting Trustee can achieve, payable at least twenty percent (20%) in cash or publicly traded stock or securities, subject to the usual securities restrictions and/or restrictions necessary to accomplish a pooling of interests, and the balance in debt instruments, securities, or contractual rights payable over six (6) years at an interest rate at least equal to floating one year LIBOR plus one percent (1%).

  F. In the event of a sale of substantially all of the assets of HMC, Marin, HIA or all of them, the Hart Family Beneficiaries are willing to authorize the Voting Trustee to receive, in exchange for all of the Hart Family Beneficiaries' Shares, an amount equal to the best price the investment banker selected by the Voting Trustee can achieve, payable at least twenty percent (20%) in cash or publicly traded stock or securities, subject to the usual securities restrictions and/or restrictions necessary to accomplish a pooling of interests and the balance in debt instruments, securities, or contractual rights payable over six (6) years at an interest rate at least equal to floating one year LIBOR plus one percent (1%).

  G. Due to the interest rate payable on the Subordinated Debt, all of the Beneficiaries wish that the Subordinated Debt be paid immediately in each of the above scenarios.

  H. The Beneficiaries believe they can collectively achieve their divergent goals by appointing Peter T. Paul as Voting Trustee to act on their behalf to pursue a public offering, merger or sale that would allow the Beneficiaries to sell their Shares and to allow the repayment to the Peter Living Trust and the Jessica Grantor Trust of the Subordinated Debt as discussed above. The Beneficiaries deem it to be in their best interests to confer upon the Voting Trustee the power to vote the Shares as a group on the terms and subject to the conditions set forth in this Trust Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual provisions contained in this Trust Agreement, the parties agree as follows:

1. APPOINTMENT OF VOTING TRUSTEE. In consideration of the mutual covenants and agreements contained in this Trust Agreement, the Beneficiaries hereby create a trust, and each Beneficiary appoints Peter T. Paul as Voting Trustee of such trust and hereby sets aside, transfers, and delivers to the Voting Trustee the Shares. The Voting Trustee shall hold the Shares in trust for the term set forth in Paragraph 9.1 (Term Of The Trust) and for the benefit of the Beneficiaries, and the heirs, executors, administrators, successors and assigns
of the Beneficiaries.   Peter T. Paul agrees to serve as the Voting Trustee of
the Trust and accepts title to the Shares which are conveyed or transferred to the Voting Trustee under this Trust Agreement, without liability or responsibility for the condition or validity of that title. Such Shares are subject to those proxies previously granted by the owners of such Shares pursuant to the First Amendment to the Headlands Shareholders Settlement and Mutual Release Agreement dated July 26, 1996 (the "Proxies"), and subject to the agreement titled "Agreement Between Stockholders and Operating Philosophy and Principles of a New Corporation dated April 30, 1986" (the "Shareholder Agreement"). Each Beneficiary agrees that the transfer to the Voting Trustee is not a sale or other transfer under the Shareholder Agreement. The Shares have been or will be conveyed or transferred to the Voting Trustee, in trust, with power of sale, only for the uses and purposes and upon the terms set forth in this Trust Agreement. The Voting Trustee agrees to perform the duties of the Voting Trustee and to hold the trust estate, the proceeds thereof, and any other property which may be later added to the trust estate according to the terms of this Trust Agreement. Any shares of stock of one or more of the Companies which may be issued to subscribers other than the Beneficiaries may be similarly subject to all of the terms and conditions of this Trust Agreement upon the following: (i) the Voting Trustee consents to the receipt of the subscribers' stock in one or more of the Companies; (ii) such subscriber endorses and delivers to the Voting Trustee the stock certificates of one or more of the Companies; and (iii) such subscriber signs this Trust Agreement. The trust created by this Trust Agreement is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association. The relationship of Beneficiaries to the Voting Trustee shall be solely that of beneficiaries of the trust created by this Trust Agreement, and the rights of the Beneficiaries shall be limited to those conferred upon the Beneficiaries by this Trust Agreement.

2.   TRANSFER OF SHARES IN EXCHANGE FOR VOTING TRUST CERTIFICATES.

     2.1   Transfer By Beneficiaries To Voting Trustee.  Upon the signing of
           -------------------------------------------
this Trust Agreement, each of the Beneficiaries will duly endorse or cause to be endorsed in blank the certificate or certificates representing all of said shares of stock of all of the Companies now owned by such Beneficiary, and will then deliver such stock certificates to the Voting Trustee. Any and all certificates for additional Shares of one or more of the Companies which shall hereafter be acquired by or issued or transferred to any of the Beneficiaries during the term of this Trust Agreement shall likewise be endorsed and delivered to the Voting Trustee to be held by the Voting Trustee under the terms of this Trust Agreement. Upon termination of this Trust Agreement, the Voting Trustee will immediately take all actions necessary to transfer any and all of the stock certificates of the Companies to the then Beneficiaries.

     2.2   Issuance By The Companies Of Stock Certificates To Voting Trustee.
           -----------------------------------------------------------------
Upon surrender to HMC, Marin and HIA by the Voting Trustee of such endorsed stock certificates transferred by any Beneficiary to this trust, HMC, Marin and HIA shall issue to the Voting Trustee a stock certificate or certificates representing the Shares deposited in trust under this Trust Agreement and registered as follows: "Peter T. Paul as Voting Trustee under a Voting Trust Agreement dated September 15, 1997," and, if required, shall qualify such issuance with the California Commissioner of Corporations.

     2.3   Issuance Of Voting Trust Certificates To Beneficiaries.  In exchange
           ------------------------------------------------------
for the voting stock of HMC, Marin and HIA delivered by each Beneficiary and by each person who becomes a signatory to this Trust Agreement, the Voting Trustee shall issue and deliver to such Beneficiary or signatory, voting trust certificates ("Voting Trust Certificates") representing the Shares deposited by such Beneficiary or signatory in substantially the form of Exhibit A (Voting
                                                           ---------
Trust Certificate) to this Trust Agreement.

3.   POWERS AND DUTIES OF VOTING TRUSTEE.

     3.1   Voting Of Shares.  The Voting Trustee shall possess and be entitled
           ----------------
to exercise all the voting rights and powers of an owner of all Shares deposited under this Trust Agreement to: (i) approve and sign on behalf of any holder of any Shares deposited under this Trust Agreement an Underwriting Agreement, Registration Statement, Market Stand-off or Lock-Up Agreements, Registration Rights Agreement, Co-Sale Agreement or any other agreement, which will permit HMC, Marin, HIA, or any combination thereof to issue shares or securities in a public offering and will permit the shares to be traded on a national securities exchange or in the NASDAQ National Market, provided that such offering provides that the Hart Family Beneficiaries receive the consideration set forth in the Recitals and the Subordinated Debt is repaid in full upon completion of the offering; (ii) approve the sale of the Shares to a buyer, provided that such sale provides that the Hart Family Beneficiaries receive the consideration set forth in the Recitals and that the Subordinated Debt is repaid in full at the time of sale; (iii) approve an agreement for merger of HMC, Marin, HIA or any combination thereof with, or sale of HMC, Marin, HIA or any combination thereof to, an acquiring company, provided that such merger or sale provides that the Hart Family Beneficiaries receive the consideration set forth in the Recitals and that the Subordinated Debt is repaid in full at the time of sale or merger; (iv) approve the merger or combination of one or all of HMC, Marin, HIA or the establishment of Marin or HIA as one or more subsidiaries of HMC to achieve any of the transactions listed in (i) through (iii) above; or (v) convert one or all of HMC, Marin or HIA into a real estate investment trust to achieve one or all of the transactions listed in (i) through (iii) above; (vi) approve the issuance of stock options of up to fifteen percent (15%) of the outstanding shares of HMC or to provide similar bonus compensation to the officers of HMC as recommended by the compensation committee of HMC; or (vii) vote or give written consent at, and take part in, all regular or special meetings of shareholders in HMC, Marin and HIA as to those matters pertaining to Paragraph 3.1.

     3.2   Voting Restrictions.  Notwithstanding Paragraph 3.1 (Voting Of
           -------------------
Shares), the Voting Trustee may not vote the Shares of stock subject to this Trust Agreement to dilute the voting or economic rights of the Shares without first obtaining the consent of the Beneficiaries pursuant to Paragraph 3.10 (Polling Of Beneficiaries); provided, however, that the issuance by HMC, Marin, or HIA of shares or securities pursuant to a public offering or the grant of stock options to employees as set forth above is a permissible dilution of the voting or economic rights of the Shares by the Voting Trustee.

     3.3   No Sale Of Shares.   Except as provided in Paragraph 3.1 (Voting Of
           ------------------
Shares) and Paragraph 3.7 (Security Interest For Repayment), the Voting Trustee shall have no authority to sell, pledge, hypothecate, encumber or otherwise dispose of any Shares transferred to the Voting Trustee in accordance with this Trust Agreement; provided, however, that if the Voting Trustee receives, as part of a stock split, stock dividend or otherwise, an interest in HMC, Marin or HIA representing fractional Shares, the Voting Trustee shall have the authority to sell or otherwise dispose of such fractional interests.

     3.4   Company Notices And Financial Information.  The Voting Trustee shall
           -----------------------------------------
forward to Dennis M. Hart for the Hart Family Beneficiaries and to each of the remaining Beneficiaries, within five (5) calendar days of receipt by the Voting Trustee, copies of all notices of meetings of shareholders, and all of the material sent by HMC, Marin or HIA to the shareholders of HMC, Marin or HIA, which are received by the Voting Trustee as a record shareholder of HMC, Marin or HIA and a copy of the monthly internal financial statement package.

     3.5   Other Activities Of Voting Trustee.  The Voting Trustee may be a
           ----------------------------------
Beneficiary entitled to the same rights and benefits as other Beneficiaries, may act as a director, officer, employee or creditor of HMC, Marin, HIA or any combination thereof or any affiliate of HMC, Marin, HIA or any combination thereof and in such capacity may receive compensation, interest or principal payments from HMC, Marin, HIA or any combination thereof and the affiliates of HMC, Marin, HIA or any combination thereof, may purchase, sell, own, hold or deal in Voting Trust Certificates, may contract with HMC, Marin, HIA or any combination thereof or any other party and may be pecuniarily interested in any transaction to which HMC, Marin, HIA or any combination thereof may be a party, or in which HMC,

Marin, HIA or any combination thereof may in any way be interested, as fully as though the Voting Trustee were not the Voting Trustee.

     3.6   Reimbursement Of Expenses.  The Voting Trustee is expressly
           -------------------------
authorized to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys, and counsel as the Voting Trustee may deem necessary and proper for administering this Trust Agreement. Each Voting Trust Certificate holder severally agrees to reimburse the Voting Trustee for any such expenses and charges in proportion to the beneficial interest of such holder in the trust created by this Trust Agreement.

     3.7   Security Interest For Repayment.  The Voting Trustee is hereby
           -------------------------------
granted a security interest in the Shares and in any proceeds from the Shares and, if the Beneficiaries do not pay the Voting Trustee the expense reimbursement set forth in Paragraph 3.6 (Reimbursement Of Expenses), the Voting Trustee is authorized to foreclose on such Shares and the proceeds on such Shares, including the right of the Voting Trustee to deduct from the dividends or other property received by the Voting Trustee on the Shares amounts equivalent to the un-reimbursed expenses and the right to sell some or all of the Shares to pay such expenses.

     3.8   Discretion Of Trustee.  Except as provided in Paragraph 3.2 (Voting
           ---------------------
Restrictions) and Paragraph 3.3 (No Sale Of Shares), the Voting Trustee shall be entitled to exercise the absolute discretion and judgment of the Voting Trustee in voting the Shares or otherwise acting under this Trust Agreement, provided that the Voting Trustee shall not act in a manner inconsistent with the purposes of this Trust Agreement as set forth in the Recitals.

     3.9   Polling Of Beneficiaries.  Should any question arise upon which the
           ------------------------
Voting Trustee shall desire the opinion of the Beneficiaries or for which the Voting Trustee may not vote pursuant to Paragraph 3.2 (Voting Restrictions), a meeting for such purpose shall be called by said Voting Trustee. Written notice of each such meeting shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each Beneficiary entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted. Notice of such meetings shall be given in accordance with
Section 11 (Notices) addressed to the address of such Beneficiary appearing on the records of the Voting Trustee or given by the Beneficiary to the Voting Trustee for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of HMC is located or by the publication at least once in a newspaper of general circulation in the county in which the principal executive office of HMC is located. At such meeting the owners of a majority or more in interest of such Voting Trust Certificates may determine the manner in which they desire said Voting Trustee to act and in all events the Voting Trustee shall not be called upon or required to take any action as a result of such a meeting unless and until the Voting Trustee has been fully and satisfactorily indemnified against all loss, damage, claim or injury to which the Voting Trustee might be subjected, either by reason of the action of the Voting Trustee or by reason of the position of the Voting Trustee as Voting Trustee under this Trust Agreement.

           The transactions at any meeting of Beneficiaries, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. Any action of the Beneficiaries may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding Voting Trust Certificates having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Beneficiaries entitled to vote thereon were present and voted.

4.   OWNERSHIP AND TRANSFER OF VOTING TRUST CERTIFICATES.

     4.1   Certificate Book.  The Voting Trustee shall keep at the offices of
           ----------------
HMC correct books of account of all the business and transactions of the Voting Trustee showing all money received by the Voting Trustee, all distributions made by the Voting Trustee, and all unpaid obligations. The Voting Trustee shall also keep at the offices of HMC a book, to be known as the Certificate Book, containing the names of all persons who are Beneficiaries, the addresses to which notice to the Beneficiaries should be sent, the number of Shares represented by the Trust Certificates held by the Beneficiaries at the time when the Beneficiaries became the owners thereof. This Trust Agreement, the books of account of the trust, and the Certificate Book, shall be open for inspection by any Beneficiary, any shareholder of HMC, Marin or HIA who is not a Beneficiary, or the agent of a Beneficiary or a shareholder of HMC, Marin or HIA, upon the same terms as the record of shareholders of HMC, Marin or HIA is open to inspection to such persons.

     4.2   Shareholder Agreement And Proxies.  During the term of this Trust
           ---------------------------------
Agreement and upon the termination of this Trust Agreement, the Shares and Trust Certificates shall be subject to the Shareholder Agreement and Proxies and shall be subject to the transfer restrictions in the Shareholder Agreement.

     4.3   Transfer of Trust Certificates.  Trust Certificates shall be
           ------------------------------
transferable (provided such transfer does not violate the restrictions on transfer contained in this Trust Agreement, the Shareholder Agreement and the Proxies as set forth on the Trust Certificate or imposed by law) upon: (i) the surrender of such Trust Certificates (duly endorsed in blank, duly endorsed to the transferee, or accompanied by a proper instrument of assignment which is either duly endorsed in blank or endorsed to the transferee); (ii) the attachment to the Trust Certificate of all requisite tax stamps; (iii) the delivery to the Voting trustee of an amount sufficient to pay all federal, state and local taxes or other governmental charges, if any, then payable in connection with such transfer and to reimburse the Voting Trustee for any reasonable and necessary costs, taxes and expenses associated with the transfer; and (iv) recording the transfer in the Certificate Book. Upon the surrender of any Trust Certificate for transfer, the Voting Trustee shall cancel such Trust Certificate and issue to the transferee one (1) or more new Trust Certificates in the same form and representing the same number of Shares of common stock in the aggregate as the Trust Certificate presented for cancellation.

     4.4   Registered Owner.  The Voting Trustee may treat the registered holder
           ----------------
of each Trust Certificate as the absolute owner thereof for all purposes whatsoever, and, accordingly, shall not be required to recognize any legal, equitable or other claim or interest in such Trust Certificate on the part of any other person, whether or not such person or the Voting Trustee shall have express or other notice thereof.

     4.5   Lost Trust Certificates.  If a Trust Certificate is lost, stolen,
           -----------------------
mutilated or destroyed, the Voting Trustee, in the discretion of the Voting Trustee, may issue a duplicate of such Trust Certificate upon the receipt by the Voting Trustee of the following: (i) reasonable evidence of such fact to the Voting Trustee; (ii) a bond, undertaking or indemnity satisfactory to the Voting Trustee; (ii) the existing Trust Certificate, if mutilated; and (iv) sufficient fees and expenses to reimburse the Voting Trustee for the reasonable costs, taxes and expenses associated with the transfer.

     4.6   Securities Laws Restrictions.  The Trust Certificates may not be
           ----------------------------
offered, sold, transferred or hypothecated in the absence of registration or the availability of an exemption from registration under the Securities Act of 1933, as amended, and without compliance with any applicable state law regulating securities. Each Beneficiary agrees not to sell, transfer, pledge or hypothecate the Trust Certificates unless the Voting Trustee is reasonably satisfied that the Trust Certificates may be so transferred or disposed of without such registration under the Act or qualification under applicable state laws, and unless such transfer does not violate any applicable provisions of the Shareholder Agreement. Each Beneficiary agrees that the Voting Trustee may refuse to transfer any Trust Certificate except as aforesaid.

5.   DISTRIBUTIONS.

     5.1   Cash Dividends On The Shares.  Until the termination of this Trust
           ----------------------------
Agreement as hereinafter provided, and except as provided by Paragraph 3.8 (Security Interest For Repayment) and Paragraph 9.4 (Withholding On Distributions), each Beneficiary shall be entitled to receive cash dividends directly from HMC, Marin and HIA.

     5.2   Stock And Property Distributions On the Shares.  The Voting Trustee
           ----------------------------------------------
shall receive and hold, subject to the terms of this Trust Agreement, any voting securities of HMC, Marin or HIA issued with respect to the Shares by reason of any capital reorganization, stock split, combination or the like, and shall issue and deliver Trust Certificates therefor to the holders of the Trust Certificates in proportion to the respective interests of such holders as shown on the books of the Voting Trustee. If at any time during the term of this Trust Agreement the Voting Trustee shall receive or collect any monies through a distribution by HMC, Marin or HIA to the Beneficiaries of HMC, Marin or HIA, other than in payment of cash dividends, or shall receive any property (other than shares of stock of HMC, Marin or HIA) through a distribution by HMC, Marin or HIA to the Beneficiaries of HMC, Marin or HIA, the Voting Trustee shall distribute the same to the Beneficiaries registered as such at the close of business on the record date.

     5.3   Dissolution Distributions From The Shares.  In the event of
           -----------------------------------------
dissolution or total or partial liquidation of HMC, Marin or HIA, whether voluntary or involuntary, the Voting Trustee shall distribute to each Beneficiary, in proportion to the respective interest of each Beneficiary, any monies, securities, rights, or property received by the Voting Trustee with respect to the Shares.

     5.4   Subscription Rights From The Shares.  If any securities of HMC, Marin
           -----------------------------------
or HIA are offered for subscription by the holders of common stock of HMC, Marin or HIA, the Voting Trustee shall, promptly upon receipt of notice of such offer, mail a copy of such notice to the Beneficiaries. If a Beneficiary requests that the Voting Trustee subscribe to such offering on behalf of such Beneficiary and the Beneficiary delivers this request and the sum of money required to pay for such subscription at least five (5) days prior to the last day fixed by HMC, Marin or HIA for the subscription and payment for such securities, the Voting Trustee shall make such subscription and payment, and upon receiving from HMC, Marin or HIA the certificates for securities so purchased, shall issue to such Beneficiary a Voting Trust Certificate in respect of such securities. If any subscription rights are not exercised by any of the Beneficiaries entitled thereto, the Voting Trustee may subscribe and pay for the new securities on behalf of any other Beneficiary or Beneficiaries desiring the same who shall comply with the provisions of this Paragraph 5.4 or may, in the discretion of the Voting Trustee, sell such rights and distribute the proceeds of such sale to the Beneficiary entitled thereto.

6. RECORD DATE FOR DETERMINATION OF BENEFICIARIES. The Voting Trustee may fix, in advance, a record date for the determination of the Beneficiaries entitled to notice of any meeting of Beneficiaries, or to vote, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. If the purpose of the record date is a distribution pursuant to
Section 5 (Distributions From The Trust), such record date shall be fixed so that each Beneficiary shall receive all amounts to which such Beneficiary is entitled under such Section 5 (Distributions From The Trust). When a record date is fixed, only the Beneficiaries of record on that date are entitled to notice of, and to vote at, the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of Voting Trust Certificates after the record date. A determination of Beneficiaries of record entitled to notice of or to vote at a meeting of shareholders of HMC, Marin or HIA shall apply to any adjournment of the meeting unless a new record date for the adjourned meeting is fixed by the Voting Trustee. The Voting Trustee shall fix a new record date if the meeting is adjourned for more than forty-five (45) days. If no record date is fixed by the Voting Trustee, the record date for determining Beneficiaries entitled to notice of, or to vote at, a meeting of shareholders of HMC, Marin or HIA shall be at the close of business on the business day immediately before the day on which notice is given or, if notice is waived, at the close of business on the business day immediately before the day on which the meeting is held. The record date for determining Beneficiaries for any purpose other than as set forth in this Section 6 shall be at the close of business on the day on which the Voting Trustee adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

7. INTERPRETATION OF THE TRUST. The Voting Trustee is authorized and empowered to construe this Trust Agreement and the reasonable construction by the Voting Trustee made in good faith shall be conclusive and binding upon the Beneficiaries and upon all parties to this Trust Agreement. The Voting Trustee may consult with legal counsel, which may be counsel to HMC, Marin or HIA, and any action under this Trust Agreement taken or suffered in good faith by the Voting Trustee in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Voting Trustee shall be fully protected and be subject to no liability in respect thereof.

8. LIABILITY AND INDEMNIFICATION OF VOTING TRUSTEE. The Voting Trustee shall have no responsibility: (i) for any action taken by the Voting Trustee, as Voting Trustee; (ii) for acts or omissions of any employee or agent of the Voting Trustee; or (iii) by reason of any error of law, except for the gross negligence or willful breach or misconduct of the Voting Trustee. HMC, Marin or HIA and the Beneficiaries jointly and severally agree to indemnify, defend and hold the Voting Trustee harmless from and against any and all liability arising out of the holding by the Voting Trustee of any stock under this Trust Agreement or any action taken by the Voting Trustee under this Trust Agreement, except for the gross negligence or willful breach or misconduct of the Voting Trustee. The Voting Trustee shall not be required to give any bond or other security for the discharge of the duties of the Voting Trustee.

9.   TERMINATION OF THE INTEREST OF A BENEFICIARY OR THE TRUST.

     9.1   Term Of The Trust.  Each Beneficiary agrees that the trust created by
           -----------------
the Trust Agreement shall be irrevocable for the term set forth in this Paragraph 9.1. A Beneficiary may not withdraw the Shares of such Beneficiary at any time before the termination of this Trust Agreement. This Trust Agreement shall continue in effect until, and shall terminate upon, the earliest to occur of any of the following events (a "Terminating Event"): (i) September 30, 2000;
(ii) the date on which one of the transactions set forth in Paragraph 3.1 (Voting Of Shares) occurs; or (iii) the failure to elect a successor Voting Trustee pursuant to Section 10 (Resignation And Replacement of Voting Trustee). The termination of the Trust shall not terminate: (A) the security interest of the Voting Trustee granted pursuant to Paragraph 3.7 (Security Interest For Repayment); and (B) the exculpation of liability and indemnity provided to the Voting Trustee pursuant to Section 8 (Liability And Indemnification Of Voting Trustee).

     9.2   Exchange Of Shares For Voting Trust Certificates Upon Expiration Of
           -------------------------------------------------------------------
Trust.  As soon as practicable after the expiration of the term of this Trust
-----
Agreement as set forth in Paragraph 9.1 (Term Of The Trust), but no longer than ten (10) days after such expiration, the holder of a Voting Trust Certificate may present such Trust Certificate to the Voting Trustee and, upon such presentation, the Voting Trustee shall deliver to such holder a voting stock certificate or certificates of HMC, Marin and HIA, as the case may be, which certificate shall be fully paid and nonassessable; provided, however, that each Beneficiary agrees that such Shares shall be subject to any agreements entered into by the Voting Trustee for such Shares, including Registration Rights Agreements, Piggy-Back Registration Rights, Market Stand-off or Lock-Up Agreements, Underwriting Agreements and Co-Sale Agreements. As a condition to exchanging the Trust Certificates for Shares, the Voting Trustee may require any Beneficiary to execute any agreements confirming that the Shares are subject to the agreements entered into by the Voting Trustee. If any Beneficiary cannot be located or fails or refuses to surrender Voting Trust Certificates in exchange for Shares or other securities, the Voting Trustee may, in the sole discretion of the Voting Trustee, deliver the Shares or other securities to HMC, Marin and HIA, or to any bank or trust company in California, for the benefit of the person or persons entitled thereto. Upon such delivery, the Voting Trustee shall be fully acquitted and discharged with respect to the Shares or other securities.

     9.3   Surrender Of Shares For Cancellation Of Interest Of Beneficiary.  The
           ---------------------------------------------------------------
Voting Trustee may at any time in the discretion of the Voting Trustee, and to such extent as the Voting Trustee may deem advisable, deliver in exchange for Voting Trust Certificates, certificates for Shares of common stock or other securities of HMC, Marin or HIA in an amount equal to the Shares represented by such Voting Trust Certificates in order to enable the surrender to HMC, Marin or HIA for cancellation of the Shares so delivered, or otherwise as the Voting Trustee may, in the absolute discretion of the Voting Trustee, deem advisable. The delivery of any such Shares to any one (1) or more holders of Voting Trust Certificates shall not entitle such holder or holders or any other holder or holders of Voting Trust Certificates to demand delivery of all or any part of the Shares of HMC, Marin or HIA remaining deposited under this Trust Agreement.

     9.4   Withholding On Distributions.  The Voting Trustee may withhold and
           ----------------------------
deduct from every distribution of every kind under this Trust Agreement, including the distributions provided in Section 5 (Distributions From the Trust) and distributions on the termination of a Beneficiary or the trust, the following amounts to the extent that such compensation, expenses and amounts remain unpaid or un-reimbursed: (i) any taxes, assessments, and/or other amounts that may be required by any present or future law or laws to be deducted or withheld; and (ii) expenses and charges incurred pursuant to Paragraph 3.6 (Reimbursement Of Expenses).

     9.5   Final Accounting.  Within ninety (90) days after the termination of
           ----------------
this Trust Agreement, the then Voting Trustee will render a final accounting to the Beneficiaries and to HMC, Marin and HIA.

     9.6   Replacement Of Voting Trustee And Distribution Of Shares.  On January
           --------------------------------------------------------
15, 1999, the Voting Trustee shall distribute to all of the Beneficiaries the Shares held in Trust except for eighty (80) Shares held by the Peter Living Trust, ten (10) Shares held by the Jessica Grantor Trust, and ten (10) Shares held by the Jessica Irrevocable Trust, and, after such distribution, Peter T. Paul shall resign as Voting Trustee and Dennis M. Hart shall thereafter be Voting Trustee.

10. RESIGNATION AND REPLACEMENT OF VOTING TRUSTEE. The Voting Trustee may at any time resign by delivering to HMC, Marin or HIA and the Beneficiaries in writing the resignation of the Voting Trustee to take effect thirty (30) days thereafter. In the event of the resignation, death, or permanent disability of the Voting Trustee, the Beneficiaries holding fifty-one percent (51%) of the Voting Trust Certificates shall, at their discretion, elect a new Voting Trustee. If the Beneficiaries do not elect a new Voting Trustee within sixty
(60) days following such resignation, death or determination of disability, then the trust created by this Trust Agreement shall terminate. A duly elected successor Voting Trustee shall have all the rights, powers and duties of a Voting Trustee under this Trust Agreement in the same manner as if originally named as a Voting Trustee in this Trust Agreement.

11. NOTICES. All notices, requests and other communications provided for in this Trust Agreement shall be in writing, unless otherwise specified in this Trust Agreement, and shall be delivered by hand, by air courier, by facsimile (with receipt confirmed) or by first-class mail, postage prepaid, to the Hart Family Beneficiaries as set forth below and as for the other Beneficiaries to the address for each Beneficiary set forth on the Voting Trust Certificate of such Beneficiary or such different address as may be delivered by such Beneficiary to the Voting Trustee. Any notice to the Voting Trustee shall be sufficiently given by mailing such notice to the Voting Trustee at the following address:

           Peter T. Paul as Voting Trustee
           Headlands Mortgage Company
           700 Larkspur Landing Circle, Suite 250
           Larkspur, CA  94939

Any notice to the Hart Family Beneficiaries shall be sufficiently given by mailing such notice to:

           Hart Family Beneficiaries
           c/o J. Michael Shepherd
           Brobeck, Phleger & Harrison LLP
           Spear Street Tower
           One Market Street
           San Francisco, CA  94105

All notices shall be conclusively deemed to have been received on the earlier of: (i) actual receipt by the addressee; (ii) confirmation of receipt by facsimile; or (iii) three (3) business days after deposit in the United States mail or with a courier.

12. TITLES AND CAPTIONS. The parties agree that this Trust Agreement contains Section, Paragraph or subparagraph titles or captions only as a matter of convenience to facilitate references in this Trust Agreement, and that the use of these titles or captions shall in no way limit, explain, define, amend, supplement or extend the text and the provisions of any Section, Paragraph or subparagraph of this Trust Agreement.

13. GOVERNING LAW. The parties have entered into this Trust Agreement in the State of California and agree that the laws of the State of California govern this Trust Agreement and all questions with respect to the Trust Agreement, the interpretation of the Trust Agreement and the rights and liabilities of the parties. The parties agree that the proper venue for disputes between the parties shall be San Francisco, California and the parties irrevocably submit to the exclusive jurisdiction of and service of process through the appropriate state or federal court located in San Francisco, California, subject to the provisions of Section 14 (Resolution Of Disputes).

14.  RESOLUTION OF DISPUTES.

     14.1  Mediation.  If a dispute, controversy or claim:  (i) occurs, in law
           ---------
or in equity; (ii) involves the Voting Trustee, the Beneficiaries, HMC, Marin or HIA; and (iii) arises under, out of, in connection with, or in relation to this Trust Agreement and any amendments to this Trust Agreement or a breach of this Trust Agreement, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to alternative dispute resolution as set forth below.

     14.2  Alternative Dispute Resolution.  If the mediation provided by
           ------------------------------
Paragraph 14.1 (Mediation) does not resolve the dispute within thirty (30) calendar days from the date the dispute, controversy or claim is submitted to mediation by any person (the "Mediation Period"), the parties agree that neutral binding alternative dispute resolution shall decide and settle such dispute (the "ADR Process"). Within ten (10) calendar days following the expiration of the Mediation Period, the parties agree to deliver a notice of submission of dispute ("Notice Of Submission") to the office of Judicial Arbitration and Mediation Services ("JAMS") in San Francisco, California, and to hold any hearing for binding resolution pursuant to the ADR Process in San Francisco, California, as follows:

           14.2.1   Selection Of Hearing Officer.  JAMS shall promptly select a
                    ----------------------------
single retired California Superior Court Judge to be the hearing officer ("Hearing Officer"). The Hearing Officer shall not have any actual or perceived conflict of interest with: (i) any party; (ii) any affiliate of a party; or
(iii) the respective counsel of any party or the affiliate of any party. The Hearing Officer shall have extensive and recent civil trial experience and shall not have been primarily a judge serving in the criminal courts. The first hearing day shall be scheduled not later than thirty (30) calendar days following the appointment of the Hearing Officer and the hearing process shall be concluded within thirty (30) calendar days from commencement.

           14.2.2   Hearing.  The Hearing Officer shall preside over the ADR
                    -------
Process and shall take relevant evidence and testimony at an oral hearing as if such Hearing Officer were sitting as a California Superior Court Judge. At the conclusion of the oral hearing, the Hearing Officer shall orally announce a tentative decision on the facts and issues which form the basis of the dispute.

           14.2.3   Decision Of Hearing Officer.  Within ten (10) calendar days
                    ---------------------------
following conclusion of the oral hearing, the Hearing Officer shall prepare and deliver to each of the parties a written decision, accompanied by a statement of facts, law, underlying reasons and conclusions necessary to fully explain the decision of the Hearing Officer ("Final Decision"). In announcing the tentative decision and in rendering the Final Decision, the Hearing Officer shall be required to follow California law in the interpretation of any document or agreement, including this Trust Agreement, in admitting evidence and in fashioning a remedy. The Hearing Officer shall not have the power or authority to award any amount in the nature or character of punitive or exemplary damages, but shall have the power to issue an award for compensatory damages, and shall have the power and authority to issue an injunction or make any award in the nature or character of equitable relief. If the Final Decision requires payment by any one (1) party of any amount of money to the other party, the Hearing Officer shall require that payment be made within thirty (30) calendar days following issuance of the Final Decision, and, if payment is not timely made, the Final Decision shall provide the party to whom payment is due with the right but not the obligation to seek immediate enforcement of the Final Decision by a court of competent jurisdiction.

           14.2.4   Costs.  The Hearing Officer shall divide the parties in the
                    -----
dispute into groups of similar interests, and the fees and costs for JAMS and the Hearing Officer shall be pro-rated between these groups and be payable by these groups. Each party shall pay the attorneys' fees and costs of such party. If advance payment or deposit is required prior to commencement of the ADR Process, each party to the dispute hereby represents and warrants that such party shall timely pay and deposit said amount. If any party fails to timely pay any amount required by the Hearing Officer or JAMS, the non-defaulting party shall have the right but not the obligation to make said payment or apply to the Hearing Officer for a noticed hearing on the issue of payment of fees and seek entry of a default award against the defaulting party.

           14.2.5   Remedies To Enforce Final Decision And Mediation.  The
                    ------------------------------------------------
parties acknowledge that it would be impossible to fix money damages for violations of this Trust Agreement and that such violations would cause irreparable injuries for which active remedy at law is not available, and, therefore, this Trust Agreement may be enforced by specific performance or injunctive relief. Notwithstanding the foregoing, nothing in this Trust Agreement shall be interpreted to bar any party hereto from seeking injunctive relief with respect to any controversy or claim arising out of or relating to this Trust Agreement. The filing of a judicial action to enable the recording of a notice of pending action for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to the ADR Process under this provision. In no event shall a party have the right to demand the ADR Process after the date when institution of legal or equitable proceedings based on such claim, dispute or any other matter in question would be barred by the applicable statute of limitations. This agreement to engage in the ADR Process shall be specifically enforceable under prevailing law.

           14.2.6   Notice.  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING
                    ------
TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED

IN THE "ALTERNATIVE DISPUTE RESOLUTION" PROVISION OF THIS TRUST AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE
                                -----
"ALTERNATIVE DISPUTE RESOLUTION" PROVISION OF THIS TRUST AGREEMENT. IF YOU REFUSE TO SUBMIT TO THE ADR PROCESS AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO SUBMIT TO THE ADR PROCESS UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ADR PROVISION IS VOLUNTARY.

          WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ALTERNATIVE DISPUTE RESOLUTION" PROVISION OF THIS TRUST AGREEMENT TO NEUTRAL ALTERNATIVE DISPUTE RESOLUTION.


VOTING TRUSTEE'S INITIALS         _____   COMPANY'S INITIALS             _____

TRUSTEE OF PETER T. PAUL LIVING           TRUSTEE OF JESSICA M. PAUL
INITIALS                          _____   GRANTOR TRUST TRUST INITIALS   _____

TRUSTEE OF JESSICA M. PAUL IRREVOCABLE
TRUST INITIALS                    _____


DENNIS M. HART'S INITIALS         _____   KATHERINE E. HART'S INITIALS   _____

D. MICHAEL HART, JR.'S INITIALS   _____   ELIZABETH A. HART'S INITIALS   _____

CHRISTOPHER K. HART'S INITIALS    _____


15. SUCCESSORS AND ASSIGNS. Except as expressly set forth to the contrary, this Trust Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators, executors and legal representatives of the parties hereto.

16. COUNTERPARTS. The parties may execute this Trust Agreement in any number of counterparts and, as so executed, the counterparts shall constitute one and the same agreement. The parties agree that each such counterpart is an original and shall be binding upon all of the parties, even though all of the parties are not signatories to the same counterpart. One of such counterparts shall be kept with the records of the Voting Trustee by the Voting Trustee at the principal business office of HMC, Marin and HIA. HMC, Marin and HIA and each Beneficiary shall be furnished with a conformed copy of this Trust Agreement.

     IN WITNESS WHEREOF, the parties have executed this Trust Agreement as of the day and year first above written.

                       "COMPANIES"


                          "HMC"

                          HEADLANDS MORTGAGE COMPANY,
                          a California corporation

                          By:________________________________
                             PETER T. PAUL,
                             Chief Executive Officer


                          "MARIN"

                          MARIN CONVEYANCING CORPORATION,
                          a California corporation

                          By:________________________________
                             PETER T. PAUL,
                             Chief Executive Officer


                          "HIA"

                          HEADLANDS INSURANCE AGENCY, INC.,
                          a California corporation

                          By:________________________________
                             PETER T. PAUL,
                             Chief Executive Officer


                       "VOTING TRUSTEE"

                          ___________________________________
                          PETER T. PAUL,
                              as Voting Trustee of the Voting Trust
                              for the Stock of Headlands Mortgage
                              Company, a California corporation.

                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                       "BENEFICIARIES"

                          THE JESSICA M. PAUL IRREVOCABLE TRUST

                          __________________________________
                          DANIEL W. PAUL,
                          as Trustee of the Jessica M. Paul
                          Irrevocable Trust dated May 21, 1997.
                          No. of Shares:  60

                          THE JESSICA M. PAUL GRANTOR TRUST

                          __________________________________
                          GILBERT J. MACQUARRIE,
                          as Trustee of the Jessica M. Paul
                          Grantor Trust dated May 21, 1997
                          No. of Shares:  60

                          PETER T. PAUL LIVING TRUST

                          __________________________________
                          PETER T. PAUL,
                          as Trustee of the Peter T. Paul
                          Living Trust dated May 21, 1997
                          No. of Shares:  480

                          _________________________________
                          DENNIS M. HART
                          No. of Shares:  100

                          _________________________________
                          KATHERINE E. HART
                          No. of Shares:  100

                          _________________________________
                          D. MICHAEL HART, JR.
                          No. of Shares:  66_

                          _________________________________
                          ELIZABETH A. HART
                          No. of Shares:  66_

                          _________________________________
                          CHRISTOPHER K. HART
                          No. of Shares:  66_

                                   EXHIBIT A

                TO THE VOTING TRUST AGREEMENT FOR THE SHARES OF
                          HEADLANDS MORTGAGE COMPANY,
                        MARIN CONVEYANCING CORPORATION,
                        HEADLANDS INSURANCE AGENCY, INC.

                            VOTING TRUST CERTIFICATE

No. __________      __________________________________ (_______)
                    Voting Common Shares of Headlands Mortgage Company

                    __________________________________ (_______)
                    Voting Common Shares of Marin Conveyancing Corporation

                    __________________________________ (_______)
                    Voting Common Shares of Headlands Insurance Agency, Inc.

                    Issued to the following Beneficiary:
                    Name:    _____________________________
                    Address: _____________________________
                             _____________________________


     THIS IS TO CERTIFY THAT:

     1. This Voting Trust Certificate is issued in the name of the Beneficiary set forth above evidencing the ownership of the number of voting common stock set forth above of the capital stock of Headlands Mortgage Company, Marin Conveyancing Corporation and Headlands Insurance Agency, Inc. (collectively, the "Companies"). This Voting Trust Certificate is issued pursuant to, and the rights of the holder hereof are subject to, the terms and conditions of a Voting Trust Agreement (the "Trust Agreement") dated September __, 1997, by and among the Companies, the Beneficiaries and Peter T. Paul (the "Voting Trustee"). Executed copies of the Voting Trust Agreement are kept on file by the Voting Trustee and the Secretaries of the Companies at the principal offices of the Companies at 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939. The Trust Agreement as filed is open to inspection in accordance with the requirements of law. A conformed copy of the Voting Trust Agreement has been delivered to the holder hereof.

     2. By acceptance of this Voting Trust Certificate, the holder hereof agrees to be bound by the terms of this Voting Trust Certificate and of the Voting Trust Agreement.

     3.  Upon the expiration of the term of the trust as set forth in Paragraph
9.1 (Term Of The Trust) of the Trust Agreement, the above named holder of this Voting Trust Certificate shall be entitled to receive a certificate or certificates, for an aggregate of ________________________ (______) shares of voting common stock of Headlands Mortgage Company, ________________________ (______) shares of voting common stock of Marin Conveyancing Corporation, and ________________________ (______) shares of voting common stock of Headlands Insurance Agency, Inc., or any securities and/or cash received by the Voting Trustee in exchange thereof and, in the meantime and from time to time, to receive payments of cash dividends, if any, on a like number of shares standing in the name of such holder; provided, however, that the Voting Trustee is permitted to withhold upon any distributions of dividends or upon termination of the Trust Agreement if any expenses of administration are not paid by the Beneficiary and the Voting Trustee is granted a security interest in the Shares and the proceeds from such Shares to secure the repayment of these expenses. If the Voting Trustee shall receive any certificates for shares of common stock of HMC, Marin or HIA or other voting securities issued by way of dividend on or in exchange for the stock certificates for shares represented by this Voting Trust Certificate, the Voting Trustee shall hold such stock certificates in accordance with the terms of the Voting Trust Agreement and shall issue Voting Trust Certificates therefor.

     4. Until the retransfer to the holder hereof of certificates for the shares of common stock represented by this Voting Trust Certificate, the Voting Trustee shall possess and be entitled, in the discretion of the Voting Trustee, to exercise all rights and powers to vote such shares as provided in the Voting Trust Agreement, and to give consents with respect to any lawful corporate action, and no holder of this Voting Trust Certificate shall in such capacity have any rights or powers to vote such shares or to give consents with respect to or otherwise take part in any corporate action.

     5. This Voting Trust Certificate is transferable only in accordance with the terms of the Voting Trust Agreement and only upon: (i) the surrender of such Voting Trust Certificate (duly endorsed in blank, duly endorsed to the transferee, or accompanied by a proper instrument of assignment which is either duly endorsed in blank or duly endorsed to the transferee); (ii) the attachment to this Voting Trust Certificate of all requisite tax stamps; (iii) the delivery to the Voting Trustee of an amount sufficient to pay all federal, state and local taxes or other governmental charges, if any, then payable in connection with such transfer and to reimburse the Voting Trustee for the costs, taxes and expenses associated with the transfer, including reasonable attorneys' fees and costs; and (iv) upon recording the transfer in the Certificate Book. Until this Voting Trust Certificate is transferred as above, the Voting Trustee may treat the registered holder hereof as the absolute owner hereof for all purposes whatsoever.

     IN WITNESS WHEREOF, the undersigned Voting Trustee has caused this Voting Trust Certificate to be signed this _____ day of _______________, 1997.


                     "VOTING TRUSTEE"


                          ___________________________________
                     PETER T. PAUL,
                          as Voting Trustee of the Voting Trust
                          for the Stock of Headlands Mortgage
                          Company, a California corporation.

                            VOTING TRUST AGREEMENT

                               FOR THE STOCK OF

                          HEADLANDS MORTGAGE COMPANY,
                        MARIN CONVEYANCING CORPORATION
                       HEADLANDS INSURANCE AGENCY, INC.

                               TABLE OF CONTENTS

                  FOR VOTING TRUST AGREEMENT FOR THE STOCK OF
                          HEADLANDS MORTGAGE COMPANY,
                        MARIN CONVEYANCING CORPORATION,
                        HEADLANDS INSURANCE AGENCY, INC.

                                                                                                         Page
                                                                                                         ----
1.   APPOINTMENT OF VOTING TRUSTEE..........................................................................3

2.   TRANSFER OF SHARES IN EXCHANGE FOR VOTING TRUST CERTIFICATES...........................................4
     2.1  Transfer By Beneficiaries To Voting Trustee.......................................................4
     2.2  Issuance By The Companies Of Stock Certificates To Voting Trustee.................................4
     2.3  Issuance Of Voting Trust Certificates To Beneficiaries............................................4

3.   POWERS AND DUTIES OF VOTING TRUSTEE....................................................................4
     3.1  Voting Of Shares..................................................................................4
     3.2  Voting Restrictions...............................................................................5
     3.3  No Sale Of Shares.................................................................................5
     3.4  Company Notices And Financial Information.........................................................5
     3.5  Other Activities Of Voting Trustee................................................................5
     3.6  Reimbursement Of Expenses.........................................................................6
     3.7  Security Interest For Repayment...................................................................6
     3.8  Discretion Of Trustee.............................................................................6
     3.9  Polling Of Beneficiaries..........................................................................6

4.   OWNERSHIP AND TRANSFER OF VOTING TRUST CERTIFICATES....................................................7
     4.1  Certificate Book..................................................................................7
     4.2  Shareholder Agreement And Proxies.................................................................7
     4.3  Transfer of Trust Certificates....................................................................7
     4.4  Registered Owner..................................................................................8
     4.5  Lost Trust Certificates...........................................................................8
     4.6  Securities Laws Restrictions......................................................................8

5.   DISTRIBUTIONS..........................................................................................8
     5.1  Cash Dividends On The Shares......................................................................8
     5.2  Stock And Property Distributions On the Shares....................................................8
     5.3  Dissolution Distributions From The Shares.........................................................9
     5.4  Subscription Rights From The Shares...............................................................9

6.   RECORD DATE FOR DETERMINATION OF BENEFICIARIES.........................................................9

7.   INTERPRETATION OF THE TRUST...............................................................................10

8.   LIABILITY AND INDEMNIFICATION OF VOTING TRUSTEE...........................................................10

9.   TERMINATION OF THE INTEREST OF A BENEFICIARY OR THE TRUST.................................................10
     9.1     Term Of The Trust.................................................................................10
     9.2     Exchange Of Shares For Voting Trust Certificates Upon Expiration Of Trust.........................10
     9.3     Surrender Of Shares For Cancellation Of Interest Of Beneficiary...................................11
     9.4     Withholding On Distributions......................................................................11
     9.5     Final Accounting..................................................................................11

10.  RESIGNATION AND REPLACEMENT OF VOTING TRUSTEE.............................................................12

11.  NOTICES...................................................................................................12

12.  TITLES AND CAPTIONS.......................................................................................12

13.  GOVERNING LAW.............................................................................................13

14.  RESOLUTION OF DISPUTES....................................................................................13
     14.1    Mediation.........................................................................................13
     14.2    Alternative Dispute Resolution....................................................................13
     14.2.1  Selection Of Hearing Officer......................................................................13
     14.2.2  Hearing...........................................................................................13
     14.2.3  Decision Of Hearing Officer.......................................................................14
     14.2.4  Costs.............................................................................................14
     14.2.5  Remedies To Enforce Final Decision And Mediation..................................................14
     14.2.6  Notice............................................................................................14

15.  SUCCESSORS AND ASSIGNS....................................................................................15

16.  COUNTERPARTS..............................................................................................15

                            FIRST AMENDMENT TO THE
                    VOTING TRUST AGREEMENT FOR THE STOCK OF
                          HEADLANDS MORTGAGE COMPANY,
                      MARIN CONVEYANCING CORPORATION AND
                       HEADLANDS INSURANCE AGENCY, INC.

     THIS FIRST AMENDMENT TO THE VOTING TRUST AGREEMENT (the "Amendment") is made and entered into as of the 17th day of October, 1997, between and among HEADLANDS MORTGAGE COMPANY, a California corporation ("HMC"), MARIN CONVEYANCING CORPORATION, a California corporation ("Marin") and HEADLANDS INSURANCE AGENCY, INC., a California corporation ("HIA") (collectively, the "Companies"), each shareholder of the Companies who has executed this Amendment (the "Beneficiary" or "Beneficiaries"), and PETER T. PAUL (the "Voting Trustee"), who is also a Beneficiary and is the Chief Executive Officer and a director of each of the Companies.

                                   RECITALS
                                   --------

     A. The parties hereto executed a Voting Trust Agreement effective September 15, 1997 (the "Trust Agreement"). The terms defined in the Trust Agreement have the same definitions in this Amendment. The parties to the Trust Agreement provided in Recital C that, in the event of an initial public offering, certain shares of each of the Hart Family Beneficiaries would be sold other than shares held by Dennis M. Hart. The parties wish to revise the Recital C to change the order of the sale of the shares in the event of an initial public offering to provide first for the sale of a minimum number of 100 shares representing the holding by each of D. Michael Hart Jr., Elizabeth A. Hart, and Christopher K. Hart of thirty-three and one-third (33 _) Shares, then, if additional shares can be sold, the balance of the shares held by D. Michael Hart Jr., Elizabeth A. Hart and Christopher K. Hart, pro-rata among them, and then, if additional shares can be sold, up to fifty (50) shares held by Katherine E. Hart. In addition, as of the date of this Amendment, Dennis M. Hart has been unable to deliver the physical stock certificate representing the 100 shares of HMC held of record in his name and Katherine E. Hart has been unable to deliver the physical stock certificate representing 50 shares of HMC held of record in her name since a lender holds these shares as a security interest for loans which are currently in default. Dennis M. Hart and Katherine E. Hart are willing to authorize the Voting Trustee to contact the lender to obtain delivery to the Voting Trust of the share certificates currently held by the lender and, if 250 shares of HMC are being sold in an initial public offering, to arrange for the fifty (50) shares held by such lender attributable to Katherine Hart to be sold in any initial public offering.

     B. To streamline the management of HMC, Marin and HIA, the Beneficiaries also are willing to authorize the Voting Trustee to sign on their behalf the agreements attached hereto as Exhibit A and Exhibit B, granting HMC the option to purchase the shares of Marin and/or HIA at the book value of these companies of $170,000 for Marin and $60,000 for HIA;

provided however that the option payments of $3,285 for Marin and $1,715 for HIA and all the additional payments for the stock of Marin and HIA are made directly to the Beneficiaries.

     C. To attract quality directors to the Board of Directors of the Company, the Beneficiaries are also willing to amend Section 3.2(vi) to permit the stock options authorized by that section to be offered to both directors who are not employees of the Company and officers.

                                   AGREEMENT
                                   ---------


     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual provisions contained in this Amendment, the parties agree as follows:

1.   AMENDMENT OF THE RECITALS.

     The parties agree that Recital C in the Trust Agreement is deleted in its entirety and the following is inserted in its place:

     C. If HMC, Marin, HIA or all of them engage in an initial public offering, the Hart Family Beneficiaries wish to authorize the Voting Trustee to obtain piggy-back registration rights for future public offerings of unsold shares of HMC, Marin and HIA and to sell at least the following minimum number of Shares of HMC, Marin, HIA or all of them but no more than the following maximum number of Shares, at the best price the underwriter, selected by the Voting Trustee, can achieve. The minimum number of shares to be sold are 100 shares representing the holding by each of D. Michael Hart Jr., Elizabeth A. Hart, and Christopher K. Hart of thirty-three and one-third (33 _) Shares, then, if additional shares can be sold, the balance of the shares held by D. Michael Hart Jr., Elizabeth A. Hart, and Christopher K. Hart, pro-rata among them, and then, if additional shares can be sold, up to fifty (50) shares held by Katherine E. Hart for a total maximum number of Shares of two hundred and fifty (250).

2. AUTHORIZATION OF VOTING TRUSTEE TO OBTAIN TRANSFER OF CERTIFICATES. The following is appended to follow after the last sentence of Paragraph 2.1 (Transfer By Beneficiaries To Voting Trustee):

Dennis M. Hart and Katherine E. Hart authorize the Voting Trustee to contact and negotiate directly with any lender who has physical possession of any stock certificates of any of the Companies to obtain the release of such shares to the Voting Trustee without obtaining any further consent from Dennis M. Hart or Katherine E. Hart for such release. Dennis M. Hart and Katherine E. Hart are hereby authorizing the Voting Trustee: (i) to arrange for such lender to accept the Voting Trust Certificates as substitute collateral for the security interest of such lender; (ii) to arrange for the sale of Katherine E Hart's shares held by such lender in any initial public offering, provided such sale is consistent with the ordering provided by Recital C;

(iii) to transfer the tradeable Shares received in any initial public offering and/or funds obtained in the sale of any Share in an initial public offering into an escrow or interpleader for the benefit of such lender, and/or (iii) to rely on a written statement from such lender stating the amount of the debt secured by such certificates and, notwithstanding Paragraph 5.1 (Cash Dividends On The Shares) and Paragraph 5.2 (Stock And Property Distributions On The Shares), to permit any distributions on such certificates held by such lender or the sales proceeds from the sale of such shares in any public offering to repay to such lender the amount set forth on such written statement. Dennis M. Hart and Katherine E. Hart hereby release the Voting Trustee from any liability the Voting Trustee may have to Dennis M. Hart and Katherine E. Hart as a result of the negotiations by the Voting Trustee with a lender to obtain the release of the stock certificates of any of the Companies and the repayment of any of the amounts due to any lenders holding the stock certificates of the Companies as security.

3. OPTION GRANTED TO HMC FOR SHARES IN MARIN AND HIC. The following is appended to follow after the last sentence of Paragraph 3.3 (No Sale Of Shares):

Notwithstanding the provisions above of this Paragraph 3.3, the Beneficiaries authorize the Voting Trustee to enter into the Option Agreements attached hereto as Exhibit A and Exhibit B on behalf of each of the Beneficiaries to grant to
   ---------     ---------
HMC an option to purchase all of the Marin and HIC shares owned by the Beneficiaries; provided however that HMC shall make all option payments and purchase price payments directly to the Beneficiaries. Notwithstanding Paragraph 9.1 (Term Of Trust), the Voting Trust shall not terminate as to the Marin and HMC shares, while either option remains unexercised by HMC. If the Option is exercised, each Beneficiary shall submit their Voting Trust certificates to the Voting Trustee and the Voting Trustee shall issue new Voting Trust Certificates which evidence the withdrawal of such shares from the Voting Trust. If the Option is not exercised and the Voting Trustee must distribute share certificates of Marin and HMC to any Beneficiary, the Voting Trustee shall place a legend on the shares to evidence the granting of the option to HMC on such shares.

4.   GRANT OF STOCK OPTIONS IN HMC TO NON-EMPLOYEE DIRECTORS.

     4.1 Subsection (vi) of Paragraph 3.1 (Voting of Shares) of the Trust Agreement is deleted in its entirety and the following is inserted in its place:

(vi) approve the issuance of stock options of up to fifteen percent (15%) of the outstanding shares of HMC or to provide similar bonus compensation to the officers of HMC and those directors who are not employees of HMC, as recommended by the compensation committee of HMC

     4.2 Paragraph 3.2 (Voting Restrictions) is deleted in its entirety and the following is inserted in its place:

     3.2  Voting Restrictions.  Notwithstanding Paragraph 3.1 (Voting Of
          -------------------
Shares), the Voting Trustee may not vote the Shares of stock subject to this Trust Agreement to dilute the voting or economic rights of the Shares without first obtaining the consent of the Beneficiaries pursuant to Paragraph 3.10 (Polling Of Beneficiaries); provided, however, that the issuance by HMC, Marin, or HIA of shares or securities pursuant to a public offering or the grant of stock options to non-employee directors, to officers or employees as set forth above is a permissible dilution of the voting or economic rights of the Shares by the Voting Trustee.

5. CONTINUATION OF VOTING TRUST AFTER AN INITIAL PUBLIC OFFERING. The following new paragraph 9.7 is adopted as part of the Voting Trust Agreement:

     9.7   Continuation After An Initial Public Offering.  Notwithstanding
           ---------------------------------------------
Paragraph 9.1 (Term Of The Trust), each Beneficiary and the Voting Trustee agree that if HMC engages in a public offering such that the shares of HMC becoming publicly traded on an exchange, then: (i) the trust created by the Trust Agreement shall continue until the earliest of (A) September 30, 2000; or (B) the failure to elect a successor Voting Trustee pursuant to Section 10 (Resignation And Replacement Of Voting Trustee); (ii) Paragraph 9.6 (Resignation Of Voting Trustee And Distribution Of Shares) shall not apply and shall not have any force and effect after such public offering; (iii) each Beneficiary may request that the Voting Trustee sell on the public market all or part of the shares of HMC attributable to such Beneficiary at the best execution price reasonably attainable by such Voting Trustee, subject to any lock-up provisions restricting the sale of such shares and federal or state securities restrictions in making such sales; and the Voting Trustee shall distribute the net proceeds from such sales to such Beneficiaries within a reasonable time after the receipt of the proceeds from such sale; (v) notwithstanding Section
3.2 (Voting Restrictions), the Voting Trustee has the authority to vote to amend the articles of HMC to permit the elimination of cumulative voting upon a public offering by HMC; and (vi) the provision of the last phrase of Paragraph 3.4 (Company Notices And Financial Information) requiring the Voting Trustee to forward a copy of the monthly internal financial statement package shall not apply and shall have no force an effect.

6. SUCCESSORS AND ASSIGNS. Except as expressly set forth to the contrary, this Amendment shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators, executors and legal representatives of the parties hereto.

7. COUNTERPARTS. The parties may execute this Amendment in any number of counterparts and, as so executed, the counterparts shall constitute one and the same agreement. The parties agree that each such counterpart is an original and shall be binding upon all of the parties, even though all of the parties are not signatories to the same counterpart. One of such counterparts shall be kept with the records of the Voting Trustee by the Voting Trustee at the principal business office of HMC, Marin and HIA. HMC, Marin and HIA and each Beneficiary shall be furnished with a conformed copy of this Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                       "COMPANIES"

                          "HMC"

                          HEADLANDS MORTGAGE COMPANY,
                          a California corporation

                          By:________________________________
                             PETER T. PAUL,
                             Chief Executive Officer


                          "MARIN"

                          MARIN CONVEYANCING CORPORATION,
                          a California corporation

                          By:________________________________
                             PETER T. PAUL,
                             Chief Executive Officer

                          "HIA"

                          HEADLANDS INSURANCE AGENCY, INC.,
                          a California corporation

                          By:________________________________
                             PETER T. PAUL,
                             Chief Executive Officer

                       "VOTING TRUSTEE"

                          ___________________________________
                       PETER T. PAUL,
                         as Voting Trustee of the Voting Trust for the Stock of
                       Headlands Mortgage Company, Marin Conveyancing
                 Corporation and Headlands Insurance Agency, Inc.
                     [Signatures Continued on Page 6]

                      [Signatures Continued from Page 5]

                        "BENEFICIARIES"


                              THE JESSICA M. PAUL IRREVOCABLE TRUST

                          __________________________________
                          DANIEL W. PAUL,
                          as Trustee of the Jessica M. Paul
                          Irrevocable Trust dated May 21, 1997.
                          No. of Shares:  60

                          THE JESSICA M. PAUL GRANTOR TRUST

                          __________________________________
                          GILBERT J. MACQUARRIE,
                          as Trustee of the Jessica M. Paul
                          Grantor Trust dated May 21, 1997
                          No. of Shares:  60

                          PETER T. PAUL LIVING TRUST

                          __________________________________
                          PETER T. PAUL,
                          as Trustee of the Peter T. Paul
                          Living Trust dated May 21, 1997
                          No. of Shares:  480

                          _________________________________
                          DENNIS M. HART
                          No. of Shares:  100

                          _________________________________
                          KATHERINE E. HART
                          No. of Shares:  100

                          _________________________________
                          D. MICHAEL HART, JR.
                          No. of Shares:  66_

                       [Signatures Continued on Page 7]

                       [Signatures Continued from Page 6]


                              _________________________________
                              ELIZABETH A. HART
                              No. of Shares:  66_

                              _________________________________
                              CHRISTOPHER K. HART
                              No. of Shares:  66_